Exhibit 5.1

April 30, 2024

Qualigen Therapeutics, Inc.

5857 Owens Avenue, Suite 300

Carlsbad, California 92008

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Qualigen Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on the date hereof in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), for the resale, from time to time, by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of a total of 5,157,087 shares of common stock, par value $0.001 per share (the “Common Stock”), consisting of (i) 2,657,087 shares of Common Stock (the “Debenture Shares”) which may be issued to the Selling Stockholder pursuant to the terms of an 8% Senior Convertible Debenture in the aggregate principal amount of $3,300,000 issued to the Selling Stockholder on December 22, 2022 (the “Debenture”) and (ii) 2,500,000 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of a warrant (the “Warrant”) issued to the Selling Stockholder in connection with the issuance of the Debenture. We are acting as counsel for the Company in connection with the registration of the Shares by the Company.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or conformed copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

This opinion is based solely on the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Debenture Shares, when issued in accordance with the terms of the Debenture, will be validly issued, fully paid and nonassessable; and (ii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that: (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL; (ii) the Debenture and the Warrant have each been duly executed and delivered by the Company and, under the internal laws of the State of New York, constitute valid and legally binding obligations of the Company; and (iii) upon the issue of any of the Debenture Shares and Warrant Shares, the total number of shares of Common Stock then issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue (a) under its Amended and Restated Certificate of Incorporation and (b) by the board of directors of the Company in connection with the offering contemplated by the Registration Statement.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Stradling Yocca Carlson & Rauth LLP
STRADLING YOCCA CARLSON & RAUTH LLP